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                            CERTIFICATE OF AMENDMENT
                                       TO
             THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         TRIATHLON BROADCASTING COMPANY

            (Pursuant to Section 242 of the General Corporations Law
                           of the State of Delaware)

         Triathlon Broadcasting Company (the "Corporation") , a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors of the Corporation, acting in accordance with Section 242(b) of the DGCL, unanimously adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate") to repeal Article 4.5 and directed that the amendment be submitted to the stockholders of the Corporation for their review, adoption and approval at the Corporation's 1996 annual meeting. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Board of Directors deems it to be in the best interest of the Corporation that Article 4.5 of the Certificate be repealed in its entirety.

    SECOND: That thereafter, at the 1996 annual meeting of the stockholders of the Corporation called in accordance with Section 222 of the DGCL, a majority of the outstanding stock of the Corporation entitled to vote thereon approved a proposal to repeal Article 4.5 in its entirety, as required by Section 242(b) of the DGCL.

    THIRD: That the amendment to the Certificate has been duly adopted in accordance with Section 242 of the DGCL.

    IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Norman Feuer, its Chief Executive Officer, this 14th day of February 1997.


                                            By: /s/ Norman Feuer
                                               -------------------------------
                                               Norman Feuer,
                                               Chief Executive Officer